SCHEDULE A
                                     to the
                             DISTRIBUTION AGREEMENT
                                  by and among
                         The Hennessy Mutual Funds, Inc.
                        Edward J. Hennessy, Incorporated
                                       and
                            Quasar Distributors, LLC


                                 Names of Funds

                        Hennessy Cornerstone Growth Fund
                         Hennessy Cornerstone Value Fund
                             Hennessy Focus 30 Fund





















Updated:  May 13, 2003